   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1997

                                                      REGISTRATION NO. 333-19167


                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               AMENDMENT NO. 4
                                      TO
                                   FORM S-1


                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                         ORION NETWORK SYSTEMS, INC.*


              (Exact name of registrant as specified in its charter)

Delaware ...................  4899                              52-2008654
(State of organization)  ...  (Primary S.I.C. Code Number)      (I.R.S. Employer & Identification Number)


2440 RESEARCH BOULEVARD, SUITE 400, ROCKVILLE, MARYLAND 20850, (301) 258-8101


   (Address,     including zip code, and telephone number,  including area code, of Registrant's principal executive offices)

                            RICHARD H. SHAY, ESQ.
2440 RESEARCH BOULEVARD, SUITE 400, ROCKVILLE, MARYLAND 20850, (301) 258-8101

   (Name, address, including zip code, and telephone number, including area code, of agent for service)


   For Information regarding additional registrants, see "Table of Additional
                                Registrants."

                                    Copies to:


                 Anthony S. Harrington, Esq.                             Jerry V. Elliott, Esq.
                   Steven M. Kaufman, Esq.                              James S. Scott, Sr., Esq.
                   HOGAN & HARTSON L.L.P.                                  SHEARMAN & STERLING
555 Thirteenth Street, N.W., Washington, D.C. 20004-1109     599 Lexington Avenue, New York, New York 10022
                       (202) 637-5600                                            (212) 848-4000


   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                EXPLANATORY NOTE
                                ----------------

     This  Amendment  is being filed  solely for the  purpose of filing  Exhibit
10.52 to this Registration Statement.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

   The following table sets forth the various expenses to be paid by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc.
filing and listing fees.

Securities and Exchange Commission registration fee ......  $  181,818
National Association of Securities Dealers, Inc. filing
fee.......................................................  $   30,500
Blue sky fees and expenses (including fees of counsel) ...      12,500
Printing and engraving expenses...........................     350,000
Fees and expenses of counsel for the Company..............     350,000
Accounting fees and expenses..............................     200,000
Appraisal fees and expenses...............................      56,000
Transfer agent and registrar fees.........................     150,000
Miscellaneous.............................................      50,000
 Total....................................................  $1,380,818
                                                            =============


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


   Orion. Orion's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provide that the Company=s directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   Orion's Certificate of Incorporation also provides that, except as expressly prohibited by law, Orion shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Orion (or is or was serving at the request of Orion as a director or officer of another enterprise), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and a manner such person reasonably believed to be in or not opposed to the best interests of Orion, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Orion unless (and only to the extent that) the Delaware Court of Chancery or the court in which such action or suit was brought determines that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

   Old ONSI. Old ONSI's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Old ONSI and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provide that Old ONSI's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   Old ONSI's Certificate of Incorporation also provides that, except as expressly prohibited by law, Old ONSI shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Old ONSI (or is or was serving at the request of Old ONSI as a director, officer, employee or agent of another enterprise), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   OrionSat. OrionSat's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to OrionSat and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of
Incorporation provides that OrionSat's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   OrionSat's Bylaws provide that, except as expressly prohibited by law, OrionSat shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of OrionSat (or is or was serving any other enterprise at the request of OrionSat), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   OrionNet Finance Corporation. OrionNet Finance Corporation's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to OrionNet Finance Corporation and its stockholders. This provision in the Certificate of
Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of
Incorporation provides that OrionNet Finance Corporation's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   OrionNet Finance Corporation's Bylaws provide that, except as expressly prohibited by law, OrionNet Finance Corporation shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of OrionNet Finance Corporation (or is or was serving any other enterprise at the request of OrionNet Finance Corporation), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   Asia Pacific Space and Communications, Ltd. ("APSC"). APSC's Certificate of Incorporation provides that the personal liability of its directors shall be eliminated to the fullest extent provided by Section 7 of Subsection (b) of
Section 102 of the Delaware Code. This paragraph allows for the elimination of all personal liability, provided that liability shall not be eliminated or limited (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   APSC's Certificate of Incorporation also provides that APSC shall indemnify its directors, officers, employees and agents to the fullest extent permitted by
Section 145 of the Delaware Code, as the same exists or may hereafter be amended. Section 145 currently covers expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and a manner such person reasonably believed to be in or not opposed to the best interests of APSC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to APSC unless (and only to the extent that) the Delaware Court of Chancery or the court in which such action or suit was brought determines that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

   Orion Asia Pacific. Orion Asia Pacific's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Orion Asia Pacific and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provides that Orion Asia Pacific=s directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and
(iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   Orion Asia Pacific's Bylaws provide that, except as expressly prohibited by law, Orion Asia Pacific shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of Orion Asia Pacific (or is or was serving any other enterprise at the request of Orion Asia Pacific), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   OrionNet. OrionNet's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to OrionNet and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provides that OrionNet's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and
(iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   OrionNet's Bylaws provide that, except as expressly prohibited by law, OrionNet shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of OrionNet (or is or was serving any other enterprise at the request of OrionNet), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   Orion Atlantic Europe, Inc. Orion Atlantic Europe, Inc.'s Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Orion Atlantic Europe, Inc. and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provides that Orion Atlantic Europe, Inc.'s directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law,
(iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   Orion Atlantic Europe, Inc.'s Certificate of Incorporation also provides that, except as expressly prohibited by law, Orion Atlantic Europe, Inc. shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Orion Atlantic Europe, Inc. (or is or was serving at the request of Orion Atlantic Europe, Inc. as a director or officer of another enterprise), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   Section 145 of the Delaware Code empowers a corporation incorporated under that statute to indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve in such capacities with another enterprise at its request against expenses, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify shall only exist where such officer, director, employee or agent has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his conduct was unlawful. However, in an action or suit by or in the right of the corporation, unless a court shall determine to the contrary, where such a person has been adjudged liable to the corporation, the corporation shall have no power of indemnification. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. Indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of the persons it has the power to indemnify, whether or not indemnity against such liability would be allowed under the statute.

   International Private Satellite Partners, L.P. ("IPSP"). The Third Amended and Restated Agreement of Limited Partnership of International Private Satellite Partners, L.P. (the "IPSP Partnership Agreement") provides that neither the general partner (OrionSat) nor any of its affiliates , nor any of their respective partners, officers, directors, employees or agents, shall be liable to IPSP or its limited partners for any losses sustained or liabilities incurred as a result of any act or omission, so long as such conduct does not constitute bad faith, fraud, gross negligence, willful misconduct or breach of any fiduciary duty.

   The IPSP Partnership Agreement also provides that, except as expressly prohibited by law, IPSP shall indemnify OrionSat, its affiliates and their respective partners, officers, directors, employees and agents from any and all expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement arising from any claims, demands, actions, suits or proceedings, arising out of or incidental to the business or activities relating to IPSP.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of Orion pursuant to the foregoing provision or otherwise, Orion has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such person in connection with the offering of the Securities (other than for the payment by the corporation of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding), the either corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

   Orion has insurance policies which will insure directors and officers against damages from actions and claims incurred in the course of their duties and will insure the corporations against expenses incurred in defending lawsuits arising from certain alleged acts of the directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   During the past three years, Orion (which completed an initial public offering in August 1995) issued the following unregistered securities, adjusted to reflect a 1.00-for-1.36 reverse stock split effected in July 1995. No underwriting discounts or commissions were paid in connection with any of such transactions, although a fee of $250,000 was paid to Salomon Brothers Inc for serving as a financial advisor to Orion in connection with Orion's 1994 private placement. There was no public offering in such transactions, and the transactions were exempt from the registration requirements of the Securities Act by reason of Sections 4(2) and 3(b) thereof, and Regulation D promulgated thereunder. In each instance, the shares of Common Stock, shares of Preferred Stock or warrants of Orion were issued to a limited group of purchasers, each of which had access to and/or was furnished information concerning Orion. The purchasers acquired the securities for investment only and not with a view to the distribution thereof, and each of the certificates representing the shares of Common Stock and Preferred Stock of Orion issued to such purchasers was stamped with a legend restricting the transfer of the shares of Common Stock and Preferred Stock representing thereby.

Common Stock

   In December 1993, Orion issued an aggregate of 178,097 shares of Common Stock as part of a private placement of its Common Stock to certain of its Directors and affiliates of those Directors at a purchase price of $10.20 per share. The terms of such issuance permitted the purchasers to receive the benefit of any lower price at which Common Stock subsequently was issued in the private placement or to receive any other security subsequently issued in the private placement. In June 1994, when Orion issued shares of Common Stock as part of the private placement of its Common Stock to a limited number of institutions and other investors (including 64,705 shares to affiliates of Directors) at a purchase price of $8.50 per share, Orion issued 100,326 additional shares to the Directors and affiliates of Directors who purchased Common Stock in December 1993. In addition, after Orion issued Series A

Preferred Stock (along with warrants and options to make an additional investment) to CIBC, Fleet and Chisholm in June 1994, the Directors and affiliates of Directors who purchased Common Stock in December 1993 each exercised his or its right to receive Series A Preferred Stock (along with warrants and options to make an additional investment) in exchange for the Common Stock previously acquired, and Orion issued an aggregate of $3,000,000 of Series A Preferred Stock to such persons and entities.

   In May 1994, Orion entered into an agreement with SS/L whereby SS/L agreed to purchase 588,235 shares of Common Stock for an aggregate purchase price of $5,000,000. The agreement with SS/L includes a possible sale, under certain circumstances, of an additional 588,235 shares of Common Stock for an aggregate purchase price of $5,000,000. SS/L has the right to require the Company to repurchase the 588,235 shares from SS/L if Orion selects a company other than SS/L as the prime contractor in a contract for construction of a satellite to serve the Asia Pacific region. SS/L has the right, during the three year period after the sale of the initial shares of Common Stock, to receive more shares of Common Stock; under certain circumstances, if Orion issues Common Stock or a security convertible into or exchangeable for Common Stock for a price of less than $8.50 per share.

   In June 1994, Orion issued an aggregate of 174,844 shares of Common Stock as part of a private placement of its Common Stock to a limited number of institutions and other investors at a purchase price of $8.50 per share. The terms of such issuance permitted the purchasers to receive the benefit of any lower price at which Common Stock subsequently was issued in the private placement or to receive any other security subsequently issued in the private placement. When Orion issued Series A Preferred Stock (along with warrants and options to make an additional investment) to CIBC, Fleet and Chisholm in June 1994, the institutions and other investors who purchased Common Stock in June 1994 each exercised his, her or its right to receive Series A Preferred Stock (along with warrants and options to make an additional investment) in exchange for the Common Stock previously acquired, and Orion issued an aggregate of $3,000,000 of Series A Preferred Stock to such persons and entities.

   In March 1995 (but pursuant to a contract signed in January 1994) Orion issued an aggregate of 2,941 shares of Common Stock to a recruiting firm as compensation for work performed for Orion.

   In January 1997, Orion issued an aggregate of approximately 86,500 shares of Common Stock to British Aerospace, one of the Company's principal stockholders which has a representative on the Company's Board of Directors. Such issuance was pursuant to the exercise of a warrant granted in December 1991 in connection with the formation of Orion Atlantic.

   Orion has, from time to time, issued Common Stock upon conversion of Series A and Series B Preferred Stock.

Preferred Stock

   In June 1994, CIBC, Fleet and Chisholm purchased $11.5 million in Series A 8% Cumulative Redeemable Convertible Preferred Stock, which shares are convertible into shares of Common Stock at an exercise price of $8.50 per share. See "Description of Capital Stock -- Preferred Stock." CIBC, Fleet, and Chisholm also were granted the right to invest an additional $3.8 million in similar preferred stock, except that such similar preferred stock would be convertible at any time into Common Stock at a price within a range from $10.20 to $17.00 per share of Common Stock based upon when the option is exercised and certain other factors. CIBC, Fleet, and Chisholm also were granted a contractual "preemptive" right to purchase a pro rata portion of any equity securities sold by Orion in the future on the same terms and conditions as sold to others, subject to certain exceptions for securities sold or granted to employees, certain small offerings, and existing rights to acquire equity securities. CIBC, Fleet and Chisholm also were granted certain warrants (issued concurrently with the Series A Preferred Stock) to purchase Common Stock at the conversion price of such Series A Preferred Stock. These warrants do not become exercisable unless Orion exercise its right to repurchase the Series A Preferred Stock at the liquidation value (plus accrued and unpaid dividends). In connection with the transaction, CIBC and Fleet each were granted the right to elect one member of Orion's Board of Directors.

   After Orion issued Series A Preferred Stock (along with warrants and options to make an additional investment) to CIBC, Fleet and Chisholm in June 1994, the Directors and affiliates of Directors who purchased Common Stock in December 1993 and the institutions and other investors who pur-chased Common Stock in June 1994 each exercised his, her or its right to receive Series A Preferred Stock (along with warrants and options to make an additional investment) in exchange for the Common Stock previously acquired and Orion issued an aggregate of $3.0 million of Series A Preferred Stock to such persons and entities.

   In June 1995, CIBC and certain Directors and affiliates of Directors who purchased Series A Preferred Stock in June 1994 purchased approximately $4.2 million in Series B Preferred Stock of Orion. This purchase was pursuant to an option granted in June 1994 to purchase $1 of preferred stock similar to the Series A Preferred Stock for each $3 of Series A Preferred Stock purchased in June 1994, except that such similar preferred stock would be convertible at any time into Common Stock at a price within a range from $10.20 to $17.00 per share of Common Stock based upon when the option is exercised. The Series B Preferred Stock has rights, designations and preferences substantially similar to those of the Series A Preferred Stock discussed above, except that the Series B Preferred Stock is convertible into Common Stock at an initial price of $10.20 per share, subject to certain anti-dilution adjustments, and purchase of Series B Preferred Stock did not result in the purchasers receiving any rights to purchase additional preferred stock. The purchasers of the Series B Preferred Stock also were granted certain warrants (issued concurrently with the Preferred Stock) to purchase Common Stock at the conversion price of such Series B Preferred Stock. These warrants do not become exercisable unless Orion exercises its right to repurchase the Series B Preferred Stock at the liquidation value (plus accrued and unpaid dividends).

Warrants

   In May 1994, in connection with the sale of Common Stock to SS/L discussed under "Common Stock" above, Orion granted an option to SS/L to purchase 588,235 shares of Common Stock at a price of $8.50 per share prior to January 1, 1995, which option has expired.

   In June 1994, in connection with the sale of Series A Preferred Stock discussed under "Preferred Stock" above, Orion granted an option to the holders of Series A Preferred Stock to invest an additional $4.8 million in similar preferred stock (except that such similar preferred stock would be convertible at any time into Common Stock at a price based upon when the option is exercised within a range from $10.20 to $17.00 per share of Common Stock). The purchase of Series B Preferred Stock in June 1995 represented an exercise of the right to invest approximately $4.5 million of this amount. Orion also granted the holders of Preferred Stock certain warrants to purchase Common Stock at the conversion price of such Preferred Stock. These warrants do not become exercisable unless Orion exercises its right to repurchase the Preferred Stock at the liquidation value (plus accrued and unpaid dividends).

   In December 1996, Orion issued an option to DACOM to purchase 50,000 shares of Common Stock at a price of $14.00 per share. The warrant is exercisable for a six (6) month period beginning six (6) months after the commencement date, as defined in the Joint Investment Agreement, and ending one (1) year after the commencement date and will terminate at that time or at any time the Joint Investment Agreement between DACOM and Orion is terminated.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits.



EXHIBIT
NUMBER                                          DESCRIPTION
--------                                        -----------

1.1   Form of Underwriting Agreement

2.1 Agreement and Plan of Merger, dated January 8, 1997, by and among Orion Network Systems, Inc., Orion Newco Services, Inc. and Orion Merger Company, Inc. (Incorporated by reference to exhibit number 2.1 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.) 3.1 Form of Restated Certificate of Incorporation of Orion Newco Services, Inc. (Incorporated by reference to exhibit number 3.1 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

3.2 Bylaws of Orion Newco Services, Inc. (Incorporated by reference to exhibit number 3.2 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

3.3 Certificate of Incorporation of Orion Network Systems, Inc. (Incorporated by reference to exhibit number 3.1 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

3.4 Bylaws of Orion Network Systems, Inc. (Incorporated by reference to exhibit number 3.2 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

3.5   Certificate of Incorporation of Orion Satellite Corporation

3.6   Bylaws of Orion Satellite Corporation

3.7 Certificate of Limited Partnership of International Private Satellite Partners, L.P.

3.8 Form of Third Amended and Restated Agreement of Limited Partnership of International Private Satellite Partners, L.P.

3.9   Certificate of Incorporation of OrionNet, Inc.

3.10  Bylaws of OrionNet, Inc.

3.11  Certificate of Incorporation of Orion Asia Pacific Corporation

3.12  Bylaws of Orion Asia Pacific Corporation

3.13  Certificate of Incorporation OrionNet Finance Corporation

3.14  Bylaws of OrionNet Finance Corporation

3.15  Certificate  of  Incorporation  of Asia Pacific Space and  Communications,
      Ltd.

3.16  Bylaws of Asia Pacific Space and Communications, Ltd.

3.17  Certificate of Incorporation of Orion Atlantic Europe, Inc.

3.18  Bylaws of Orion Atlantic Europe, Inc.

4.1   Form of Senior Note Indenture and Form of Note included therein

4.2   Form of Senior Discount Note Indenture and Form of Note included therein

4.3   Form of Collateral Pledge and Security Agreement

4.4   INTENTIONALLY OMITTED

4.5 Form of Warrant Agreement, by and between Orion and Bankers Trust Company, and Form of Warrant included therein

4.6 Forms of Warrant issued by Orion. (Incorporated by reference to exhibit number 4.1 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

4.7   Forms  of  Warrant  issued  by  Orion  to  holders  of  Preferred   Stock.
      (Incorporated by reference to exhibit number 4.2 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

4.8 Forms of Certificates of Designation of Series A 8% Cumulative Redeemable Convertible Preferred Stock, Series B 8% Cumulative Redeemable Convertible Preferred Stock and Series C 6% Cumulative Redeemable Convertible Preferred Stock of Orion. (Incorporated by reference to exhibit number 4.3 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

4.9 Forms of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock certificates of Orion. (Incorporated by reference to exhibit number 4.4 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

EXHIBIT
NUMBER                                          DESCRIPTION
--------                                        -----------

4.10 Form of Common Stock Certificate of Orion. (Incorporated by reference to exhibit number 4.5 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

4.11 Forms of Certificates of Designation of Series A 8% Cumulative Redeemable Convertible Preferred Stock and Series B 8% Cumulative Redeemable Convertible Preferred Stock of Orion Network Systems, Inc. (Incorporated by reference to exhibit number 4.4 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.).

4.12 Form of Warrant issued to DACOM Corp. (Incorporated by reference to exhibit number 4.6 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

4.13 Debenture Purchase Agreement, dated January 13, 1997, with British Aerospace and Matra Marconi Space (Incorporated by reference to exhibit number 4.7 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

5.1   Opinion of Hogan & Hartson L.L.P.

8.1   Opinion of Hogan & Hartson L.L.P. with respect to certain tax matters


10.1 Second Amended and Restated Purchase Agreement, dated September 26, 1991 ("Satellite Contract") by and between OrionSat and British Aerospace PLC and the First Amendment, dated as of September 15, 1992, Second Amendment, dated as of November 9, 1992, Third Amendment, dated as of March 12, 1993, Fourth Amendment, dated as of April 15, 1993, Fifth Amendment, dated as of September 22, 1993, Sixth Amendment, dated as of April 6, 1994, Seventh Amendment, dated as of August 9, 1994, Eighth Amendment, dated as of December 8, 1994, and Amendment No. 9 dated October 24, 1995, thereto. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibits number 10.13 and 10.14 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.2 Restated Amendment No. 10 dated December 10, 1996, between Orion Atlantic and Matra Marconi Space to the Second Amended and Restated Purchase Agreement, dated September 26, 1991 by and between OrionSat and British Aerospace PLC (which contract and prior exhibits thereto were incorporated by reference as exhibit number 10.1). (Incorporated by reference to exhibit number 10.2 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.3 Ground Support System Agreement, dated as of August 2, 1991, by and between Orion Atlantic and Telespazio S.p.A. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.25 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.4 Italian Facility and Services Agreement, dated as of August 2, 1991, by and between OrionSat and Telespazio S.p.A. as amended by the amendment thereto, dated March 19, 1994. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.26 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.5 Contract for a Satellite Control System, dated December 7, 1992, by and between Orion Atlantic, Telespazio S.p.A. and Martin Marietta Corporation. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.31 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.6 Credit Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and General Electric Capital Corporation ("GECC"). [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.32 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.7 Security Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and GECC. (Incorporated by reference to exhibit number
      10.33 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.8 Assignment and Security Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and GECC. (Incorporated by reference to exhibit number 10.34 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.9 Consent and Agreement, dated as of November 23, 1993, by and between Orion Atlantic, Martin Marietta Corporation and GECC. (Incorporated by reference to exhibit number 10.35 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.10 Deed of Trust, dated as of November 23, 1993, by and between Orion Atlantic, W. Allen Ames, Jr. and Michael J. Schwel, as Trustees, and GECC. (Incorporated by reference to exhibit number 10.37 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

EXHIBIT
NUMBER                                          DESCRIPTION
--------                                        -----------

10.11 Lease Agreement, dated as of November 23, 1993, by and between OrionNet, Inc. and Orion Atlantic, as amended by an Amendment, dated January 3, 1995. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE
      DOCUMENTS.] (Incorporated by reference to exhibit number 10.38 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.12 Note for Interim Loans, dated as of November 23, 1993, by and between Orion Atlantic and GECC. (Incorporated by reference to exhibit number
      10.42 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.13 Sales Representation Agreement and Ground Operations Service Agreement, each dated as of May 1, 1994 and June 30, 1994, by and between each of OrionNet, Inc. and Kingston Communications, respectively, and Orion Atlantic, as amended by side agreements, dated May 1, 1994, July 12, 1994 and February 1, 1995. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number
      10.43 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.14 Lease Agreement, dated as of October 2, 1992, by and between OrionNet and Research Grove Associates, as amended by Amendment No. 1, dated March 26, 1993, Amendment No. 2, dated August 23, 1993, and Amendment No. 3, dated December 20, 1993. (Incorporated by reference to exhibit number 10.39 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.15 Sales Representation Agreement and Ground Operations Service Agreement, dated as of June 30, 1995, by and between MCN Sat Service, S.A. and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.69 in Orion's Registration Statement No. 33-80518 on Form S-1.)

10.16 Volume Purchase Agreement, dated January 18, 1995, by and between the Company and Dornier GmbH. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number
      10.66 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.17 Product Development, License and Marketing Agreement, dated January 18, 1995, by and between the Company and Dornier GmbH. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.65 in Orion's Registration Statement No. 33-80518 on Form S-1.)

10.18 Sales Representation Agreement, dated as of June 8, 1995, by and between Nortel Dasa Network Systems GmbH & Co. KG and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.70 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.19 Orion 2 Spacecraft Purchase Contract, dated July 31, 1996, between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.19 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.20 Orion's   Amended  and  Restated   1987  Stock  Option  Plan  as  amended.
      (Incorporated by reference to exhibit number 10.23 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.21 Purchase Contract, dated December 4, 1991, by and between OrionNet, Inc., Shenandoah Valley Leasing Company and MCI Telecommunications Corporation. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTION OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.30 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.22 Amended and Restated Partnership Agreement of Orion Financial Partnership, dated as of April 15, 1994, by and between OrionNet and Computer Leasing Inc. ("CLI"). (Incorporated by reference to exhibit number 10.44 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.23 Continuing Guaranty, dated as of April 15, 1994, of the Company of the obligations of OrionNet Finance Corporation. (Incorporated by reference to exhibit number 10.45 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.24 Release of Continuing Guaranty, dated as of December 29, 1994, by the Orion Financial Partnership. (Incorporated by reference to exhibit number
      10.46 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.25 Confirmation of Continuing Guaranty, dated as of December 29, 1994, of the Company of the obligation of OFC. (Incorporated by reference to exhibit number 10.47 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

EXHIBIT
NUMBER                                          DESCRIPTION
--------                                        -----------

10.26 Continuing Guarantee, dated as of December 29, 1994, by Lessor Capital Funding Limited Partnership in favor of Orion Financial Partnership.
      (Incorporated by reference to exhibit number 10.48 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.27 Master Lease Agreement, dated as of April 15, 1994, by and between OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.49 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.28 Collateral Assignment and Pledge and Security Agreement, dated April 22, 1994, by and between CLI and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.50 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.29 Purchase Agreement, dated as of April 22, 1994, by and between OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.51 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.30 Stock Purchase Agreement, dated as of April 29, 1994, by and between the Company and SS/L. (Incorporated by reference to exhibit number 10.53 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.31 Registration Rights Agreement, dated as of April 29, 1994, by and between the Company and SS/L. (Incorporated by reference to exhibit number 10.54 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.32 Purchase Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number
      10.55 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.33 Stockholders Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet, Chisholm and certain principal stockholders of the Company. (Incorporated by reference to exhibit number 10.56 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.34 Registration Rights Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number 10.57 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.35 Purchase Agreement, dated as of June 19, 1995, by and among the Company, CIBC, Fleet and an affiliate of Fleet. (Incorporated by reference to exhibit number 10.58 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.36 Definitive Agreement, dated April 26, 1990, by and between Orion Asia Pacific and the Republic of the Marshall Islands and a Stock Option Agreement related thereto. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number
      10.60 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.37 Option Agreement, dated December 10, 1996, by and between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number
      10.37 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.38 Memorandum of Agreement for the Procurement of Orion 2 Spacecraft, dated December 19, 1996, by and between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.38 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.39 TT&C Earth Station Agreement, dated as of November 11, 1996, by and between Orion Asia Pacific and DACOM Corp. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.39 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.40 Joint Investment Agreement, dated as of November 11, 1996, by and between Orion Asia Pacific and DACOM Corp. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.40 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.41 Orion Network Systems, Inc. Employee Stock Purchase Plan (Incorporated by reference to exhibit number 4.4 in Registration Statement No. 333-19021 on Form S-8 of Orion Network Systems, Inc.)

10.42 Orion Network Systems, Inc. 401(k) Profit Sharing Plan (Incorporated by reference to exhibit number 4.5 in Registration Statement No. 333-19021 on Form S-8 of Orion Network Systems, Inc.)

EXHIBIT
NUMBER                                          DESCRIPTION
--------                                        -----------

10.43 Orion Network Systems, Inc. Non-Employee Director Stock Option Plan (Incorporated by reference to exhibit number 10.43 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.44 Exchange Agreement dated June 1996 among Orion Network Systems, Orion Atlantic, OrionSat and the Limited Partners (Incorporated by reference to exhibit 10 in Current Report on Form 8-K dated December 20, 1996, of Orion Network Systems, Inc.)

10.45 First Amendment to Exchange Agreement dated December 1996 among Orion Network Systems, Orion Atlantic, OrionSat and the Limited Partners. (Incorporated by reference to exhibit number 10.45 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.46 Redemption Agreement dated November 21, 1995, by and between STET and Orion Atlantic, the promissory notes delivered thereunder and Instrument of Redemption relating thereto. (Incorporated by reference to exhibit number 10.1 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)

10.47 IPSP-Telecom  Italia  Agreement  dated  November 21, 1995,  by and between
      Telecom Italia and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.2 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)


10.48 Indemnity Agreement dated November 21, 1995, by and among Telecom Italia, Orion Atlantic, Orion and STET. (Incorporated by reference to exhibit number 10.3 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)

10.49 Subscription Agreement dated November 21, 1995, by and between Orion and Orion Atlantic, and the promissory note delivered thereunder. (Incorporated by reference to exhibit number 10.5 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.).

10.50 First Amendment to the Italian Facility and Services Agreement dated November 21, 1995, by and between Orion Atlantic and Nuova Telespazio. (Incorporated by reference to exhibit number 10.7 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.).

10.51 Registration Rights Agreement, dated January 13, 1997, by and among Orion Newco Services, Inc., British Aerospace Holdings, Inc. and Matra Marconi Space. (Incorporated by reference to exhibit number 10.51 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.52 Orion 3 Spacecraft Purchase Contract, dated January 15, 1997, by and among Hughes Space and Communications International, Inc., Orion Asia Pacific Corporation and Orion Network Systems. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.]

12.1  Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21.1 List of subsidiaries of Orion. (Incorporated by references to exhibit number 21.1 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

23.1  Consent of Ernst & Young LLP

23.2  Consent of Hogan & Hartson  L.L.P.  (included  in their  opinion  filed as
      Exhibit 5.1).

23.3  Consent of Ascent Communications Advisors, L.P.

24.1 Powers of Attorney (included on the signature pages of the Registration Statement).

26.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended of Bankers Trust Company as trustee.

99.1 Orders of FCC regarding OrionSat. (Incorporated by reference to exhibit number 99.1 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.).

99.2  Valuation   for  Orion   Atlantic  as  of  December  1,  1996,  by  Ascent
      Communications   Advisors,  L.P.  (Included  as  9  Attachment  A  to  the
      Prospectus which is a part of this Registration Statement.)

   (b) Financial Statements and Schedules:

     (1) Financial Statements

      Thefinancial statements filed as part of this Registration Statement are listed in the Index to Financial Statements on page F-1.

     (2) Schedules

      The financial statement schedules of the Company have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or Notes thereto.

ITEM 17. UNDERTAKINGS.

   The undersigned Registrants hereby undertake:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective  amendment
    any  of  the  securities   being  registered  which  remain  unsold  at  the
    termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (c) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 28th day of January, 1997.

                                        ORION NEWCO SERVICES, INC.


                                         By: /s/ W. Neil Bauer*
                                            ------------------------------------
                                             W. Neil Bauer
                                             President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



       SIGNATURE                         TITLE                        DATE
-----------------------  ------------------------------------ ------------------

/s/ W. Neil Bauer*        President and Director               January 28, 1997
----------------------  (Principal Executive Officer)
   W. Neil Bauer

/s/ David J. Frear       Vice President, Chief Financial      January 28, 1997
----------------------   Officer and Treasurer and
   David J. Frear        Financial Officer and
                         Director (Principal
                         Principal Accounting Officer)

/s/ Richard H. Shay*     Director                             January 28, 1997
----------------------
   Richard H. Shay


*By: /s/ David J. Frear
-------------------------
        David J. Frear
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 28th day of January, 1997.

                                        ORION NETWORK SERVICES, INC.


                                        By: /s/ W. Neil Bauer*
                                           -------------------------------------
                                            W. Neil Bauer
                                            President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        SIGNATURE                       TITLE                       DATE
--------------------------  ------------------------------ ---------------------
/s/ W. Neil Bauer*           President, Chief Executive         January 28, 1997
-----------------------     Officer and Director
    W. Neil Bauer           (Principal Executive Officer)



/s/ David J. Frear          Vice President, Chief Financial    January 28, 1997
-----------------------     Officer and Treasurer
David J. Frear              (Principal Financial Officer
                             and Principal Accounting Officer)

/s/ Gustave M. Hauser*      Chairman and Director              January 28, 1997
-----------------------
Gustave M. Hauser

/s/ John V. Saeman*         Director                           January 28, 1997
-----------------------
John V. Saeman

/s/ John G. Puente*         Director                           January 28, 1997
-----------------------
John G. Puente

/s/ Richard J. Brekka*      Director                           January 28, 1997
-----------------------
Richard J. Brekka


/s/ Warren B. French, Jr.*  Director                           January 28, 1997
-----------------------
Warren B. French, Jr.


/s/ Sidney S. Kahn*         Director                           January 28, 1997
-----------------------
Sidney S. Kahn
                            Director                           January   , 1997
-----------------------
W. Anthony Rice

          SIGNATURE                      TITLE                    DATE
-----------------------------  ------------------------- ----------------------
/s/ Robert M. Van Degna*       Director                        January 28, 1997
-----------------------
Robert M. Van Degna


/s/ Barry Horowitz*            Director                        January 28, 1997
-----------------------
Barry Horowitz



*By: /s/ David J. Frear
-----------------------
     David J. Frear
    Attorney-in-Fact

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 28th day of January, 1997.

                                        ORION SATELLITE CORPORATION


                                        By: /s/ W. Neil Bauer*
                                          --------------------------------------
                                            W. Neil Bauer
                                            Chairman and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                        TITLE                        DATE
----------------------  ------------------------------------ -------------------

/s/ W. Neil Bauer*       Chairman, Chief Executive              January 28, 1997
-----------------------   Officer and Director
W. Neil Bauer             (Principal Executive Officer)





/s/ Douglas Newman*     President and Director                 January 28, 1997
-----------------------
Douglas Newman


/s/ David J. Frear      Vice President, Chief Financial        January 28, 1997
-----------------------  Officer and Director
 David J. Frear          (Principal Financial Officer
                         and Principal Accounting
                         Officer)



*By: /s/ David J. Frear
-----------------------
 David J. Frear
Attorney-in-Fact

                                  SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 28th day of January, 1997.


                                   INTERNATIONAL PRIVATE SATELLITE
                                   PARTNERS, L.P.


                                   BY: ORION SATELLITE CORPORATION


                                   By: /s/ W. Neil Bauer*
                                       -----------------------------------------
                                        W. Neil Bauer
                                        Chairman and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                        TITLE                        DATE
----------------------  ------------------------------------ -------------------

/s/ W. Neil Bauer*       Chairman, Chief Executive             January 28, 1997
-----------------------  Officer and Director
W. Neil Bauer            (Principal Executive Officer)




/s/ Douglas Newman*      President and Director                January 28, 1997
-----------------------
Douglas Newman

/s/ David J. Frear       Vice President, Chief Financial       January 28, 1997
-----------------------  Officer and Director
David J. Frear           (Principal Financial Officer
                         and Principal Accounting
                         Officer)


*By: /s/ David J. Frear
-----------------------
 David J. Frear
Attorney-in-Fact

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 28th day of January, 1997.

                                        ORIONNET, INC.

                                        By: /s/ W. Neil Bauer*
                                           --------------------------------
                                           W. Neil Bauer
                                           President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




       SIGNATURE                        TITLE                        DATE
----------------------  ------------------------------------ -------------------

/s/ W. Neil Bauer*      Chairman, Chief Executive              January 28, 1997
-----------------------   Officer and Director
W. Neil Bauer             (Principal Executive Officer)


/s/ David J. Frear      Vice President, Chief Financial        January 28, 1997
-----------------------  Officer and Director
 David J. Frear          (Principal Financial Officer
                         and Principal Accounting
                         Officer)



*By: /s/ David J. Frear
-----------------------
 David J. Frear
Attorney-in-Fact

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 28th day of January, 1997.

                                         ORION ASIA PACIFIC CORPORATION

                                       By: /s/ W. Neil Bauer*
                                           -----------------------------------
                                           W. Neil Bauer
                                           President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




       SIGNATURE                        TITLE                        DATE
----------------------  ------------------------------------ -------------------

/s/ W. Neil Bauer*       Chairman, Chief Executive              January 28, 1997
-----------------------   Officer and Director
W. Neil Bauer             (Principal Executive Officer)


/s/ David J. Frear      Vice President, Chief Financial        January 28, 1997
-----------------------  Officer and Director
 David J. Frear          (Principal Financial Officer
                         and Principal Accounting
                         Officer)



*By: /s/ David J. Frear
-----------------------
 David J. Frear
Attorney-in-Fact

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 28th day of January, 1997.

                                        ASIA PACIFIC SPACE AND
                                        COMMUNICATIONS, INC.


                                        By: /s/ W. Neil Bauer*
                                           -------------------------------------
                                          W. Neil Bauer
                                          President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




       SIGNATURE                        TITLE                        DATE
----------------------  ------------------------------------ -------------------

/s/ W. Neil Bauer*       Chairman, Chief Executive              January 28, 1997
-----------------------   Officer and Director
W. Neil Bauer             (Principal Executive Officer)


/s/ David J. Frear      Vice President, Chief Financial        January285, 1997
-----------------------  Officer and Director
 David J. Frear          (Principal Financial Officer
                         and Principal Accounting
                         Officer)



*By: /s/ David J. Frear
-----------------------
 David J. Frear
Attorney-in-Fact

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 28th day of January, 1997.

                                        ORIONNET FINANCE CORPORATION

                                        By: /s/ W. Neil Bauer*
                                           -------------------------------------
                                           W. Neil Bauer
                                           President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




       SIGNATURE                        TITLE                        DATE
----------------------  ------------------------------------ -------------------

/s/ W. Neil Bauer*       Chairman, Chief Executive              January 28, 1997
-----------------------   Officer and Director
W. Neil Bauer             (Principal Executive Officer)


/s/ David J. Frear      Vice President, Chief Financial        January 28, 1997
-----------------------  Officer and Director
 David J. Frear          (Principal Financial Officer
                         and Principal Accounting
                         Officer)


*By: /s/ David J. Frear
-----------------------
 David J. Frear
Attorney-in-Fact

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 28th day of January, 1997.

                                        ORION ATLANTIC EUROPE, INC.


                                        By: /s/ W. Neil Bauer*
                                           -------------------------------------
                                              W. Neil Bauer
                                           President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




       SIGNATURE                        TITLE                        DATE
----------------------  ------------------------------------ -------------------

/s/ W. Neil Bauer*       Chairman, Chief Executive              January 28, 1997
-----------------------   Officer and Director
W. Neil Bauer             (Principal Executive Officer)


/s/ David J. Frear      Vice President, Chief Financial        January 28, 1997
-----------------------  Officer and Director
 David J. Frear          (Principal Financial Officer
                         and Principal Accounting
                         Officer)



*By: /s/ David J. Frear
-----------------------
 David J. Frear
Attorney-in-Fact

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1997

                                                      REGISTRATION NO. 333-19167
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    EXHIBITS
                                       TO
                                 AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------



                          ORION NETWORK SYSTEMS, INC.*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)







================================================================================


                                EXHIBIT INDEX

EXHIBIT                                                                                   PAGE
NUMBER                                          DESCRIPTION                              NUMBER
--------                                        -----------                              ------

1.1   Form of Underwriting Agreement

2.1   Agreement  and Plan of Merger,  dated  January 8, 1997, by and among Orion
      Network  Systems,  Inc.,  Orion  Newco  Services,  Inc.  and Orion  Merger
      Company, Inc. (Incorporated by reference to exhibit number 2.1 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services,
      Inc.) 3.1 Form of Restated  Certificate  of  Incorporation  of Orion Newco
      Services, Inc. (Incorporated by reference to exhibit number 3.1 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services,
      Inc.)

3.2 Bylaws of Orion Newco Services, Inc. (Incorporated by reference to exhibit number 3.2 in Registration Statement No. 333-19795 on Form S-4 of Orion
      Newco Services, Inc.)

3.3 Certificate of Incorporation of Orion Network Systems, Inc. (Incorporated by reference to exhibit number 3.1 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

3.4 Bylaws of Orion Network Systems, Inc. (Incorporated by reference to exhibit number 3.2 in Registration Statement No. 33-80518 on Form S-1 of
      Orion Network Systems, Inc.)

3.5   Certificate of Incorporation of Orion Satellite Corporation

3.6   Bylaws of Orion Satellite Corporation

3.7   Certificate of Limited  Partnership  of  International  Private  Satellite
      Partners, L.P.

3.8   Form of Third  Amended and Restated  Agreement of Limited  Partnership  of
      International Private Satellite Partners, L.P.

3.9   Certificate of Incorporation of OrionNet, Inc.

3.10  Bylaws of OrionNet, Inc.

3.11  Certificate of Incorporation of Orion Asia Pacific Corporation

3.12  Bylaws of Orion Asia Pacific Corporation

3.13  Certificate of Incorporation OrionNet Finance Corporation

3.14  Bylaws of OrionNet Finance Corporation

3.15  Certificate of Incorporation of Asia Pacific Space and Communications, Ltd.

3.16  Bylaws of Asia Pacific Space and Communications, Ltd.

3.17  Certificate of Incorporation of Orion Atlantic Europe, Inc.

3.18  Bylaws of Orion Atlantic Europe, Inc.

4.1   Form of Senior Note Indenture and Form of Note included therein

4.2   Form of Senior Discount Note Indenture and Form of Note included therein

4.3   Form of Collateral Pledge and Security Agreement

4.4   INTENTIONALLY OMITTED

4.5 Form of Warrant Agreement, by and between Orion and Bankers Trust Company, and Form of Warrant included therein

4.6 Forms of Warrant issued by Orion. (Incorporated by reference to exhibit number 4.1 in Registration Statement No. 33-80518 on Form S-1 of Orion
      Network Systems, Inc.)

4.7   Forms  of  Warrant  issued  by  Orion  to  holders  of  Preferred   Stock.
      (Incorporated by reference to exhibit number 4.2 in Registration Statement
      No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

4.8   Forms of Certificates of Designation of Series A 8% Cumulative  Redeemable
      Convertible Preferred Stock, Series B 8% Cumulative Redeemable Convertible
      Preferred  Stock  and  Series  C  6%  Cumulative  Redeemable   Convertible
      Preferred Stock of Orion. (Incorporated by reference to exhibit number 4.3 in  Registration  Statement  No.  333-19795  on Form  S-4 of  Orion  Newco
      Services, Inc.)



EXHIBIT                                                                                     PAGE
NUMBER                                          DESCRIPTION                                NUMBER
--------                                        -----------                                ------

4.9   Forms of Series A Preferred  Stock,  Series B Preferred Stock and Series C
      Preferred Stock certificates of Orion. (Incorporated by reference to exhibit number 4.4 in Registration Statement No. 333-19795 on Form S-4 of
      Orion Newco Services, Inc.)

4.10 Form of Common Stock Certificate of Orion. (Incorporated by reference to exhibit number 4.5 in Registration Statement No. 333-19795 on Form S-4 of
      Orion Newco Services, Inc.)

4.11  Forms of Certificates of Designation of Series A 8% Cumulative  Redeemable
      Convertible   Preferred  Stock  and  Series  B  8%  Cumulative  Redeemable
      Convertible Preferred Stock of Orion Network Systems,  Inc.  (Incorporated
      by reference to exhibit number 4.4 in Registration  Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.).

4.12 Form of Warrant issued to DACOM Corp. (Incorporated by reference to exhibit number 4.6 in Registration Statement No. 333-19795 on Form S-4 of
      Orion Newco Services, Inc.)

4.13  Debenture  Purchase  Agreement,  dated  January  13,  1997,  with  British
      Aerospace and Matra Marconi Space (Incorporated by reference to exhibit number 4.7 in Registration Statement No. 333-19795 on Form S-4 of Orion
      Newco Services, Inc.)

5.1   Opinion of Hogan & Hartson L.L.P.

8.1   Opinion of Hogan & Hartson L.L.P. with respect to certain tax matters


10.1  Second Amended and Restated Purchase  Agreement,  dated September 26, 1991
      ("Satellite  Contract") by and between OrionSat and British  Aerospace PLC and the First Amendment, dated as of September 15, 1992, Second Amendment, dated as of November 9, 1992, Third Amendment, dated as of March 12, 1993,
      Fourth Amendment, dated as of April 15, 1993, Fifth Amendment, dated as of
      September 22, 1993,  Sixth Amendment,  dated as of April 6, 1994,  Seventh
      Amendment,  dated as of  August 9,  1994,  Eighth  Amendment,  dated as of
      December 8, 1994,  and Amendment  No. 9 dated  October 24, 1995,  thereto.
      [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.]
      (Incorporated   by  reference  to  exhibits  number  10.13  and  10.14  in
      Registration  Statement No. 33-80518 on Form S-1 of Orion Network Systems,
      Inc.)

10.2 Restated Amendment No. 10 dated December 10, 1996, between Orion Atlantic and Matra Marconi Space to the Second Amended and Restated Purchase
      Agreement,  dated  September 26, 1991 by and between  OrionSat and British
      Aerospace PLC (which contract and prior exhibits thereto were incorporated by reference as exhibit number 10.1). (Incorporated by reference to exhibit number 10.2 in Registration Statement No. 333-19795 on Form S-4 of
      Orion Newco Services, Inc.)

10.3 Ground Support System Agreement, dated as of August 2, 1991, by and between Orion Atlantic and Telespazio S.p.A. [CONFIDENTIAL TREATMENT HAS
      BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.25 in Registration Statement No. 33-80518 on Form S-1 of
      Orion Network Systems, Inc.)

10.4 Italian Facility and Services Agreement, dated as of August 2, 1991, by and between OrionSat and Telespazio S.p.A. as amended by the amendment thereto, dated March 19, 1994. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED
      FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.26 in Registration Statement No. 33-80518 on Form S-1 of Orion
      Network Systems, Inc.)

10.5 Contract for a Satellite Control System, dated December 7, 1992, by and between Orion Atlantic, Telespazio S.p.A. and Martin Marietta Corporation.
      [CONFIDENTIAL  TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS  DOCUMENT.]
      (Incorporated  by  reference  to  exhibit  number  10.31  in  Registration
      Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.6  Credit  Agreement,  dated as of November  23, 1993,  by and between  Orion
      Atlantic,  OrionSat and General  Electric  Capital  Corporation  ("GECC").
      [CONFIDENTIAL  TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS  DOCUMENT.]
      (Incorporated  by  reference  to  exhibit  number  10.32  in  Registration
      Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)



EXHIBIT                                                                                     PAGE
NUMBER                                          DESCRIPTION                                NUMBER
--------                                        -----------                                ------

10.7  Security  Agreement,  dated as of November 23, 1993,  by and between Orion
      Atlantic,  OrionSat and GECC. (Incorporated by reference to exhibit number
      10.33 in Registration  Statement No. 33-80518 on Form S-1 of Orion Network
      Systems, Inc.)

10.8 Assignment and Security Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and GECC. (Incorporated by reference to exhibit number 10.34 in Registration Statement No. 33-80518 on Form S-1 of
      Orion Network Systems, Inc.)

10.9  Consent and Agreement, dated as of November 23, 1993, by and between Orion
      Atlantic, Martin Marietta Corporation and GECC. (Incorporated by reference to exhibit number 10.35 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.10 Deed of  Trust,  dated as of  November  23,  1993,  by and  between  Orion
      Atlantic, W. Allen Ames, Jr. and Michael J. Schwel, as Trustees, and GECC.
      (Incorporated  by  reference  to  exhibit  number  10.37  in  Registration
      Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.11 Lease Agreement,  dated as of November 23, 1993, by and between  OrionNet,
      Inc. and Orion  Atlantic,  as amended by an  Amendment,  dated  January 3,
      1995.  [CONFIDENTIAL  TREATMENT  HAS BEEN  GRANTED  FOR  PORTIONS OF THESE
      DOCUMENTS.]   (Incorporated  by  reference  to  exhibit  number  10.38  in
      Registration  Statement No. 33-80518 on Form S-1 of Orion Network Systems,
      Inc.)

10.12 Note for Interim Loans, dated as of November 23, 1993, by and between Orion Atlantic and GECC. (Incorporated by reference to exhibit number
      10.42 in Registration  Statement No. 33-80518 on Form S-1 of Orion Network
      Systems, Inc.)

10.13 Sales Representation Agreement and Ground Operations Service Agreement, each dated as of May 1, 1994 and June 30, 1994, by and between each of OrionNet, Inc. and Kingston Communications, respectively, and Orion
      Atlantic, as amended by side agreements, dated May 1, 1994, July 12, 1994 and February 1, 1995. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR
      PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number
      10.43 in Registration  Statement No. 33-80518 on Form S-1 of Orion Network
      Systems, Inc.)

10.14 Lease Agreement, dated as of October 2, 1992, by and between OrionNet and Research Grove Associates, as amended by Amendment No. 1, dated March 26,
      1993,  Amendment No. 2, dated August 23, 1993,  and Amendment No. 3, dated
      December 20, 1993. (Incorporated by reference to exhibit number 10.39 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems,
      Inc.)

10.15 Sales Representation Agreement and Ground Operations Service Agreement, dated as of June 30, 1995, by and between MCN Sat Service, S.A. and Orion
      Atlantic.  [CONFIDENTIAL  TREATMENT  HAS BEEN GRANTED FOR PORTIONS OF THIS
      DOCUMENT.]  (Incorporated  by reference to exhibit number 10.69 in Orion's
      Registration Statement No. 33-80518 on Form S-1.)

10.16 Volume  Purchase  Agreement,  dated  January 18, 1995,  by and between the
      Company and Dornier  GmbH.  [CONFIDENTIAL  TREATMENT  HAS BEEN GRANTED FOR
      PORTIONS OF THIS DOCUMENT.]  (Incorporated  by reference to exhibit number
      10.66 in Registration  Statement No. 33-80518 on Form S-1 of Orion Network
      Systems, Inc.)

10.17 Product Development,  License and Marketing  Agreement,  dated January 18,
      1995, by and between the Company and Dornier GmbH. [CONFIDENTIAL TREATMENT
      HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.65 in Orion's Registration Statement No.
      33-80518 on Form S-1.)

10.18 Sales Representation  Agreement,  dated as of June 8, 1995, by and between
      Nortel  Dasa  Network   Systems   GmbH  &  Co.  KG  and  Orion   Atlantic.
      [CONFIDENTIAL  TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS  DOCUMENT.]
      (Incorporated  by  reference  to  exhibit  number  10.70  in  Registration
      Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)


EXHIBIT                                                                                     PAGE
NUMBER                                          DESCRIPTION                                NUMBER
--------                                        -----------                                ------

10.19 Orion 2 Spacecraft  Purchase Contract,  dated July 31, 1996, between Orion
      Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED
      FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.19 in Registration Statement No. 333-19795 on Form S-4 of Orion
      Newco Services, Inc.)

10.20 Orion's   Amended  and  Restated   1987  Stock  Option  Plan  as  amended.
      (Incorporated  by  reference  to  exhibit  number  10.23  in  Registration
      Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.21 Purchase Contract,  dated December 4, 1991, by and between OrionNet, Inc.,
      Shenandoah Valley Leasing Company and MCI Telecommunications  Corporation.
      [CONFIDENTIAL  TREATMENT  HAS BEEN GRANTED FOR PORTION OF THIS  DOCUMENT.]
      (Incorporated  by  reference  to  exhibit  number  10.30  in  Registration
      Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.22 Amended and Restated Partnership Agreement of Orion Financial Partnership, dated as of April 15, 1994, by and between OrionNet and Computer Leasing
      Inc. ("CLI"). (Incorporated by reference to exhibit number 10.44 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems,
      Inc.)

10.23 Continuing Guaranty, dated as of April 15, 1994, of the Company of the obligations of OrionNet Finance Corporation. (Incorporated by reference to exhibit number 10.45 in Registration Statement No. 33-80518 on Form S-1 of
      Orion Network Systems, Inc.)

10.24 Release of  Continuing  Guaranty,  dated as of December 29,  1994,  by the
      Orion Financial Partnership.  (Incorporated by reference to exhibit number
      10.46 in Registration  Statement No. 33-80518 on Form S-1 of Orion Network
      Systems, Inc.)

10.25 Confirmation of Continuing Guaranty, dated as of December 29, 1994, of the
      Company of the obligation of OFC. (Incorporated by reference to exhibit number 10.47 in Registration Statement No. 33-80518 on Form S-1 of Orion
      Network Systems, Inc.)

10.26 Continuing  Guarantee,  dated as of December 29, 1994,  by Lessor  Capital
      Funding  Limited  Partnership  in favor of  Orion  Financial  Partnership.
      (Incorporated  by  reference  to  exhibit  number  10.48  in  Registration
      Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.27 Master  Lease  Agreement,  dated  as of April  15,  1994,  by and  between
      OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.49 in Registration Statement No. 33-80518 on Form S-1 of
      Orion Network Systems, Inc.)

10.28 Collateral  Assignment and Pledge and Security Agreement,  dated April 22,
      1994, by and between CLI and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.50 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.29 Purchase Agreement, dated as of April 22, 1994, by and between OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.51 in Registration Statement No. 33-80518 on Form S-1 of Orion
      Network Systems, Inc.)

10.30 Stock Purchase Agreement, dated as of April 29, 1994, by and between the Company and SS/L. (Incorporated by reference to exhibit number 10.53 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems,
      Inc.)

10.31 Registration Rights Agreement, dated as of April 29, 1994, by and between the Company and SS/L. (Incorporated by reference to exhibit number 10.54 in Registration Statement No. 33-80518 on Form S-1 of Orion Network
      Systems, Inc.)

10.32 Purchase Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number
      10.55 in Registration  Statement No. 33-80518 on Form S-1 of Orion Network
      Systems, Inc.)

10.33 Stockholders  Agreement,  dated as of June 17,  1994,  by and  between the
      Company,  CIBC, Fleet, Chisholm and certain principal  stockholders of the
      Company.   (Incorporated   by  reference   to  exhibit   number  10.56  in
      Registration  Statement No. 33-80518 on Form S-1 of Orion Network Systems,
      Inc.)


EXHIBIT                                                                                     PAGE
NUMBER                                          DESCRIPTION                                NUMBER
--------                                        -----------                                ------


10.34 Registration Rights Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number 10.57 in Registration Statement No. 33-80518 on Form S-1 of
      Orion Network Systems, Inc.)

10.35 Purchase Agreement, dated as of June 19, 1995, by and among the Company, CIBC, Fleet and an affiliate of Fleet. (Incorporated by reference to exhibit number 10.58 in Registration Statement No. 33-80518 on Form S-1 of
      Orion Network Systems, Inc.)

10.36 Definitive  Agreement,  dated April 26,  1990,  by and between  Orion Asia
      Pacific  and the  Republic  of the  Marshall  Islands  and a Stock  Option
      Agreement  related thereto.  [CONFIDENTIAL  TREATMENT HAS BEEN GRANTED FOR
      PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number
      10.60 in Registration  Statement No. 33-80518 on Form S-1 of Orion Network
      Systems, Inc.)

10.37 Option Agreement, dated December 10, 1996, by and between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR
      PORTIONS OF THIS DOCUMENT.]  (Incorporated  by reference to exhibit number
      10.37 in Registration  Statement No.  333-19795 on Form S-4 of Orion Newco
      Services, Inc.)

10.38 Memorandum of Agreement for the  Procurement of Orion 2 Spacecraft,  dated
      December 19, 1996, by and between Orion  Atlantic and Matra Marconi Space.
      [CONFIDENTIAL  TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS  DOCUMENT.]
      (Incorporated  by  reference  to  exhibit  number  10.38  in  Registration
      Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.39 TT&C Earth Station Agreement, dated as of November 11, 1996, by and between Orion Asia Pacific and DACOM Corp. [CONFIDENTIAL TREATMENT HAS
      BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.39 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.40 Joint Investment Agreement,  dated as of November 11, 1996, by and between
      Orion  Asia  Pacific  and DACOM  Corp.  [CONFIDENTIAL  TREATMENT  HAS BEEN
      GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.40 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.41 Orion Network Systems, Inc. Employee Stock Purchase Plan (Incorporated by reference to exhibit number 4.4 in Registration Statement No. 333-19021 on Form S-8 of Orion Network Systems, Inc.)

10.42 Orion Network Systems, Inc. 401(k) Profit Sharing Plan (Incorporated by reference to exhibit number 4.5 in Registration Statement No. 333-19021 on Form S-8 of Orion Network Systems, Inc.)

10.43 Orion  Network  Systems,  Inc.  Non-Employee  Director  Stock  Option Plan
      (Incorporated  by  reference  to  exhibit  number  10.43  in  Registration
      Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.44 Exchange  Agreement  dated June 1996 among Orion  Network  Systems,  Orion
      Atlantic, OrionSat and the Limited Partners (Incorporated by reference to exhibit 10 in Current Report on Form 8-K dated December 20, 1996, of Orion
      Network Systems, Inc.)

10.45 First  Amendment to Exchange  Agreement  dated  December  1996 among Orion
      Network  Systems,  Orion  Atlantic,  OrionSat  and the  Limited  Partners.
      (Incorporated  by  reference  to  exhibit  number  10.45  in  Registration
      Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.46 Redemption  Agreement  dated  November 21,  1995,  by and between STET and
      Orion Atlantic, the promissory notes delivered thereunder and Instrument of Redemption relating thereto. (Incorporated by reference to exhibit number 10.1 in Current Report on Form 8-K dated November 21, 1995 of Orion
      Network Systems, Inc.)

10.47 IPSP-Telecom  Italia  Agreement  dated  November 21, 1995,  by and between
      Telecom  Italia  and  Orion  Atlantic.  [CONFIDENTIAL  TREATMENT  HAS BEEN
      GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.2 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)


EXHIBIT                                                                                     PAGE
NUMBER                                          DESCRIPTION                                NUMBER
--------                                        -----------                                ------

10.48 Indemnity  Agreement dated November 21, 1995, by and among Telecom Italia,
      Orion Atlantic, Orion and STET. (Incorporated by reference to exhibit number 10.3 in Current Report on Form 8-K dated November 21, 1995 of Orion
      Network Systems, Inc.)

10.49 Subscription  Agreement  dated November 21, 1995, by and between Orion and
      Orion   Atlantic,   and  the   promissory   note   delivered   thereunder.
      (Incorporated  by  reference to exhibit  number 10.5 in Current  Report on
      Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.).

10.50 First  Amendment  to the Italian  Facility and  Services  Agreement  dated
      November 21, 1995,  by and between  Orion  Atlantic and Nuova  Telespazio.
      (Incorporated by reference to exhibit number 10.7 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.).

10.51 Registration Rights Agreement,  dated January 13, 1997, by and among Orion
      Newco Services,  Inc., British Aerospace Holdings,  Inc. and Matra Marconi
      Space.  (Incorporated by reference to exhibit number 10.51 in Registration
      Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.52 Orion 3 Spacecraft Purchase Contract, dated January 15, 1997, by and among
      Hughes Space and  Communications  International,  Inc., Orion Asia Pacific
      Corporation and Orion Network  Systems.  [CONFIDENTIAL  TREATMENT HAS BEEN
      REQUESTED FOR PORTIONS OF THIS DOCUMENT.  THE  CONFIDENTIAL  PORTIONS HAVE
      BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.]

12.1  Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21.1 List of subsidiaries of Orion. (Incorporated by references to exhibit number 21.1 in Registration Statement No. 333-19795 on Form S-4 of Orion
      Newco Services, Inc.)

23.1  Consent of Ernst & Young LLP

23.2  Consent of Hogan & Hartson  L.L.P.  (included  in their  opinion  filed as
      Exhibit 5.1).

23.3  Consent of Ascent Communications Advisors, L.P.

24.1  Powers of Attorney  (included on the signature  pages of the  Registration
      Statement).

26.1  Form T-1  Statement  of  Eligibility  and  Qualification  under  the Trust
      Indenture Act of 1939, as amended of Bankers Trust Company as trustee.

99.1 Orders of FCC regarding OrionSat. (Incorporated by reference to exhibit number 99.1 in Registration Statement No. 33-80518 on Form S-1 of Orion
      Network Systems, Inc.).

99.2  Valuation   for  Orion   Atlantic  as  of  December  1,  1996,  by  Ascent
      Communications   Advisors,  L.P.  (Included  as  9  Attachment  A  to  the
      Prospectus which is a part of this Registration Statement.)

